Exhibit 99.1

Citrix Announces Preliminary Results for Third Quarter of 2013

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 9, 2013--Citrix Systems, Inc. (NASDAQ:CTXS) today announced preliminary results for the third quarter of fiscal year 2013 ended September 30, 2013. Revenue for the quarter is expected to be in the range of $710 million to $712 million, below the company’s guidance of $730 million to $740 million. Net income for the third quarter of fiscal year 2013 per diluted share is expected to be in the range of $0.39 to $0.40 compared to guidance of $0.41 to $0.42 per diluted share. Non-GAAP net income for the third quarter of fiscal year 2013 per diluted share is expected to be in the range of $0.68 to $0.69, compared to guidance of $0.72 to $0.73 per diluted share. Non-GAAP net income per diluted share excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items.

“While we are disappointed that we fell short of our expectations this quarter, we remain confident in our strategy and markets,” said Mark Templeton, President and CEO, Citrix. “Our focus remains steadfast on helping our customers leverage cloud services and business mobility to improve the security and agility of their IT infrastructure. We will provide more color at our regularly scheduled conference call on October 23.”

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended September 30, 2013, and remains subject to change based on management’s ongoing review of the third quarter results.

Conference Call Information

Citrix will report final results for the third quarter of fiscal year 2013 in its regularly scheduled earnings release and conference call on Wednesday, October 23, 2013 after market close. A news release will be issued at approximately 4:05 p.m. ET and the conference call will begin at 4:45 p.m. ET to discuss financial results, quarterly highlights and business outlook. The call will include a slide presentation and participants are encouraged to view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing:

(888) 799-0519 or (706) 634-0155

Using passcode: CITRIX

A replay of the webcast will be available on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days.

About Citrix

Citrix (NASDAQ:CTXS) is a cloud computing company that enables mobile workstyles – empowering people to work and collaborate from anywhere, accessing apps and data on any of the latest devices, as easily as they would in their own office – simply and securely. Citrix cloud computing solutions help IT and service providers build both private and public clouds – leveraging virtualization and networking technologies to deliver high-performance, elastic and cost-effective services for mobile workstyles. With market leading solutions for mobility, desktop virtualization, cloud networking, cloud platforms, collaboration, and data sharing, Citrix helps organizations of all sizes achieve the kind of speed and agility necessary to succeed in an increasingly mobile and dynamic world. Citrix products are in use at more than 330,000 organizations and by over 100 million users globally. Annual revenue in 2012 was $2.59 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements regarding expected revenue and net income per diluted share for the third quarter 2013, and statements under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the identification of adjustments to the preliminary results presented in this release upon completion of the financial close process for the quarter; the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels and ability of markets for these products to become mainstream and sustain growth; the company's product concentration and its ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while maintaining development and sales of its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; competition, international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are the property of their respective owners.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets, stock-based compensation expenses and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(unaudited)

The following table show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

CITRIX SYSTEMS, INC.
Reconciliation of Expected Non-GAAP Diluted Earnings Per Share

For the
Three Months Ended
September 30,
2013
GAAP earnings per share - diluted	$0.39 to $0.40
Add: adjustments to exclude the effects
of amortization of intangible assets	0.18

Add: adjustments to exclude the effects of
expenses related to stock-based compensation

Less: tax effects related to above items	0.24
(0.12) to (0.14)
Non-GAAP earnings per share - diluted	$0.68 to $0.69

CONTACT:
Citrix Systems, Inc.
Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com